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SOUTHERN STATES SIGN COMPANY
SUBSCRIPTION AGREEMENT

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Southern States Sign Company, a Nevada corporation (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A.         The Company desires to issue a maximum of 1,000,000 Shares of common stock of the Company at a price of $0.01 per share (hereinafter the "Shares"); and

B.         Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1         Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set-forth upon the signature page hereof at a price equal to $0.01 per Share, and the Company agrees to sell such Shares to Subscriber for said purchase price. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2         The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to Southern States Sign Company, Attn: David Ben-Bassat, CEO at such a place as the Company shall designate in writing. Payment can be made either by submitting submitted good funds for the full purchase price of $0.01 per Share with the executed Subscription Agreement. Payments shall be made payable to “Southern States Sign Company”

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1         Subscriber hereby severally represents and warrants to the Company the following:

(A)	Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk in that the Company has only recently been organized and may require substantial funds;

(B)	an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)
Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Rule 504 of Regulation D pursuant to the United States Securities Act.

(D)	Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)
Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and that the stock certificate evidencing the Shares received by Subscriber will contain a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(F)	Subscriber is not aware of any advertisement of the Shares.

REPRESENTATIONS BY THE COMPANY

3.1         The Company represents and warrants to the Subscriber that:

(A)	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable shares of common stock of the Company.

TERMS OF SUBSCRIPTION

4.1           Pending acceptance of this subscription by the Company, all funds paid by Subscribers hereunder shall be immediately available to the Company for its corporate purposes. In the event that a subscription is not accepted in whole or in part, the relevant subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company and will be returned to the Subscriber within 15 business days of receipt.

4.2           Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

4.3           Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

4.4           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ____ day of _________________, 20___.

Number of Shares Subscribed For:	__________________________________________
Signature of Subscriber:	__________________________________________
Name of Subscriber:	__________________________________________
Address of Subscriber:	__________________________________________
Subscriber’s SS#:	__________________________________________

ACCEPTED BY: Southern States Sign Company

Signature of Authorized Signatory:	__________________________________________
Name of Authorized Signatory:	David Ben-Bassat
Position of Authorized Signatory:	President
Date of Acceptance:	__________________________________________